                                                 File No. 70-8307


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

               __________________________________

                 POST-EFFECTIVE AMENDMENT NO. 9
                               TO
                            FORM U-1
               __________________________________

                   APPLICATION OR DECLARATION

                            under the

           PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
                    AEP ENERGY SERVICES, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
       (Name of company or companies filing this statement
          and addresses of principal executive offices)

                              * * *

              AMERICAN ELECTRIC POWER COMPANY, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
             (Name of top registered holding company
             parent of each applicant or declarant)

                              * * *

             G. P. Maloney, Executive Vice President
           AMERICAN ELECTRIC POWER SERVICE CORPORATION
             1 Riverside Plaza, Columbus, Ohio 43215


                Jeffrey D. Cross, General Counsel
                    AEP ENERGY SERVICES, INC.
             1 Riverside Plaza, Columbus, Ohio 43215
           (Names and addresses of agents for service)




     1. American Electric Power Company, Inc. ("American") and AEP Energy Services, Inc. ("AEPES") request that the Commission release its reservation of jurisdiction as stated in its Order dated December 28, 1995 (HCAR 26442) regarding AEPES' proposal to provide or broker financing to customers in connection with the sale of goods or provision of services to such customers.

     2. American and AEPES hereby amend their Application or Declaration on Form U-1 in File No. 70-8307 by amending and restating part G. AEPES Customer Financing under ITEM 1.
DESCRIPTION OF PROPOSED TRANSACTION as follows:

          "G.  AEPES Customer Financing

          In connection with the sale of goods or provision of services to non-associates which have been previously authorized by the Commission (HCAR No. 26267, dated April 5, 1995), AEPES requests authority to provide or broker financing to customers in connection with and to support those sales of goods or provision of services through direct loan, installment purchase, operating or finance lease arrangements (including sublease arrangements) or loan guarantees. Interest on loans and imputed interest on lease payments will be at prevailing market rates.
     The obligations will have terms of one to thirty years and be secured or unsecured. AEPES also may assign obligations acquired from customers to banks or other financial institutions with or without recourse."


                            SIGNATURE
     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this amendment to be signed on their behalf by the undersigned thereunto duly authorized.
                    AMERICAN ELECTRIC POWER COMPANY, INC.


                    By   __/s/ John F. Di Lorenzo, Jr.___
                               Assistant Secretary


                    AEP ENERGY SERVICES, INC.


                    By   __/s/ John F. Di Lorenzo, Jr.___
                                   Secretary

Dated:    February 15, 1996